Exhibit 99.1

NEWS RELEASE

Date:	August 3, 2010
FOR IMMEDIATE RELEASE

Contact:	Dave Mossberg
Three Part Advisors, LLC
817-310-0051

Barrett Waller
Barrett@wallerpr.com
918-587-1909

XETA Technologies Closes Acquisition of Pyramid Communication Services, Inc.

XETA expands nationwide sales and services footprint

Tulsa, Okla. — XETA Technologies, Inc. (Nasdaq:XETA), a national provider of converged communications solutions for the enterprise market, announced today that it has closed its previously announced acquisition of Pyramid Communication Services, Inc., a privately-held provider of communications equipment, applications and related services.

The acquisition of Pyramid, which has annual revenues in excess of $10 million, is expected to be accretive to earnings in Fiscal 2011.  The deal increases the depth of XETA’s sales and service presence in a number of geographic markets, and enables XETA and Pyramid to expand product and service offerings to existing and new customers.

“XETA and Pyramid have known each other, competed against each other and worked in partnership for many years,” said Greg Forrest, CEO of XETA. “Our customers will continue to benefit from our growth as we enhance and expand our communications design, implementation, maintenance and repair services nationwide.”

About XETA Technologies, Inc.

XETA Technologies, Inc., sells, installs and services advanced communication technologies for small, medium and Fortune 1000 enterprise customers. The Company maintains the highest level of technical competencies with multiple vendors, including Avaya, Mitel, Hitachi and Samsung. With a 28-year operating history and over 16,000 customers from coast to coast, XETA maintains a commitment to extraordinary customer service. The Company’s in-house 24/7/365 contact center, combined with a nationwide service footprint, offers customers comprehensive equipment service programs that ensure network reliability and maximized network up-time. More information about XETA (Nasdaq:XETA) is available at www.xeta.com.

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About Pyramid Communication Services, Inc.

Pyramid Communication Services, Inc., is a leading provider of voice, data, wireless and unified communications products and services to business of all sizes — from the small business to the large enterprise. For more information about PCS, visit www.pyramidcsi.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements concerning the anticipated results of the intended transaction. These and other forward-looking statements (generally identified by such words as “expects,” “plans,” “believes,” “likely,” “anticipates,” “will” and similar words or expressions) reflect management’s current expectations, assumptions, and beliefs based upon information currently available to management. Investors are cautioned that all forward-looking statements are subject to certain risks and uncertainties which are difficult to predict and that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: the risk that successful integration of Pyramid’s business into ours and realization of anticipated synergies and growth opportunities from the transaction may not occur; changes by Avaya in its strategies and the impact that may have on the Company’s Avaya business; intense competition and industry consolidation; the weak U.S. economy and its impact on capital spending in the Company’s markets; Nortel’s bankruptcy status and the uncertainty related to it; the availability and retention of revenue professionals and certified technicians; and the Company’s ability to maintain and improve upon gross margins. Additional factors that could affect actual results are described in the “Risk Factors” section of the Company’s Form 10-K and Form 10-Q filings with the SEC.